Exhibit 10.1

Date: 10 October 2008

Comtech Group, Inc.

Dear Sirs,

Re:  General Banking Facilities
Borrower(s) : 1) Comtech International (Hong Kong) Limited
2) Comtech Broadband Corporation Limited
3) Keen Awards Limited
4) Hong Kong JJT Limited

We are pleased to confirm that the following facilities were made available to the above Borrowers as at 10 October 2008:

(I)       Facilities utilized by all of the Borrowers provided that the aggregate Facilities utilized by any one or all of the companies at any time should not exceed the following limit:

Trade Facilities	USD10,000,000.00
Overdraft	USD1,000,000.00
Total	USD11,000,000.00

(II)      Facilities utilized by Borrower 1, Borrower 2 and Borrower 3 provided that the aggregate Facilities utilized by any one or all of the companies at any time should not exceed the following limit:

Trade Facilities	USD30,000,000.00
Total	USD30,000,000.00

The facts above are given as at 10 October 2008 without any responsibility or liability whatsoever on the part of the Bank or its officials for or in respect of any of such facts or any defect in or omission from such facts.

Yours faithfully,
For Bank of China (Hong Kong) Limited

/s/ Yu San Bing Cindy

Authorized Signature(s)Yu San Bing Cindy